EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-30689, 333-30691, 333-44760, 333-73192, 333-101727, 333-109282, 333-128251, 333-130150, 333-151039, 333-156626, 333-156627, 333-166908, 333-174562, 333-181269, 333-181270, and 333-211431) and Form S-3 (Registration Nos. 333-216219, 33-48089, 333-42660, and 333-109211) of 3M Company of our report dated February 9, 2017, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in the manner in which the Company presents and classifies certain cash receipts, payments and restricted cash in the statement of cash flows discussed in Note 1 and in the composition of reportable segments discussed in Notes 3 and 16, as to which the date is May 4, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 4, 2017